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                                                                  Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) of Affymetrix, Inc. for the registration of 1,285,636 shares of its Common Stock and to the incorporation by reference therein of our report dated February 8, 2000, except for the third paragraph of Note 1 and Note 13 as to which the date is February 9, 2000, with respect to the consolidated financial statements of Affymetrix, Inc. included in its Current Report on Form 8-K dated April 7, 2000, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP

Palo Alto, California
January 22, 2001